Exhibit 99.1

As Approved by the Boards of Directors

of Fifth Third Bancorp on March 14, 2016

and of Fifth Third Bank on March 14, 2016

CHARTER

OF THE

REGULATORY OVERSIGHT JOINT COMMITTEE

OF THE

BOARDS OF DIRECTORS OF

FIFTH THIRD BANCORP

AND

FIFTH THIRD BANK

I.	AUTHORITY AND MEMBERSHIP

The Regulatory Oversight Joint Committee (the “Committee”) shall be a joint committee of the Boards of Directors of Fifth Third Bancorp (the “Corporation”) and of Fifth Third Bank, an Ohio corporation (the “Bank”).

A.	Appointment and Removal

The members of the Committee are appointed annually by the Boards of Directors of the Corporation and the Bank on the recommendation of the Nominating and Corporate Governance Committee of the Corporation.

The members shall serve until their successors are duly elected by the Boards of Directors of the Corporation and the Bank.

B.	Constitution of Committee

The Committee shall be comprised of three or more directors of the Corporation. At least three members of the Committee must be directors of the Bank.

C.	Qualification of Committee Members

Committee members must fully satisfy the independence and qualification requirements applicable to Nasdaq Global Select Market issuers or such other exchange or system upon which the Corporation’s securities are listed, quoted, and/or traded as well as any standards of independence or qualifications applicable to the Corporation and/or the Bank as prescribed by federal or state banking, securities, corporate, tax or other laws, rules, or regulations. Additionally, Committee members must fully satisfy the independence and qualification requirements of any applicable Order (as defined below).

Director’s fees are the only compensation that a Committee member may receive directly or indirectly from or on behalf of the Corporation or the Bank.

D.	Committee Leadership

The Chair of the Committee shall be appointed by the Board of Directors of the Corporation. In the absence of the Chair of the Committee, the Chair of the Committee may appoint one of the members of the Committee to preside at the meeting or one of the members present shall be chosen by the members of the Committee present to preside at the meeting.

E.	Quorum

A majority of the members of the Committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of the Committee. In the absence of a quorum, a majority of the members of the Committee present may adjourn any meeting, from time to time, until a quorum is present. No notice of any adjourned meeting need be given other than by announcement at the meeting that it is being adjourned.

F.	Authority Vested in the Committee

The Committee has the authority, to the extent it deems necessary or appropriate in its sole discretion, to retain independent legal, accounting or other advisors. The Committee shall also have the authority, to the extent it deems necessary or appropriate, to ask the Corporation and/or the Bank to provide the Committee with the support of one or more employees to assist it in carrying out its duties. The Corporation and/or the Bank shall provide for appropriate funding, as determined solely by the Committee, for payment of compensation to any advisors employed by the Committee. The Committee may request any officer or employee of the Corporation or the Bank or the Corporation’s outside counsel or other advisors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

The Committee may act completely independent of management and has the power and authority to contract with third parties for advice or to accomplish the terms or purpose of any Order; meet as a Committee with or without the presence of any member of senior management as determined to be necessary by the Committee; and meet with any third party, including any Banking Regulator or other regulatory agencies, without the presence of senior management as desired by the Committee.

II.	PURPOSE OF THE COMMITTEE

The Committee’s primary purpose is to oversee the Company’s supervisory issues and enforcement actions and the Corporation’s efforts to remediate them as well as to oversee the development and implementation of the Transforming Fifth Third initiative. It is intended that this Committee shall cease to exist upon the determination by the Board that a dedicated regulatory oversight committee is no longer necessary.

III.	RESPONSIBILITIES OF THE COMMITTEE

A.	Charter Review

•	Review and reassess the adequacy of this Charter annually and recommend to the Board of Directors of the Corporation any proposed changes to this Charter; and

•	Publicly disclose the Charter and any such amendments at the times and in the manner required by the SEC and/or any other regulatory body or stock exchange having authority over the Corporation, and in all events post such charter and amendments to the Corporation’s website.

B.	Regulatory Oversight

•	Oversee the Corporation’s and/or the Bank’s efforts to comply with or correct regulatory findings or supervisory issues, including those issues labeled as “Matters Requiring Attention” or “Matters Requiring Immediate Attention,” included in examination or inspection reports issued by a regulatory authority (“Supervisory Issues”).

•	Work with the Audit Committee of the Corporation’s Board of Directors to ensure that any and all audit related deficiencies identified in any audit, Supervisory Issue or Order are properly addressed and that the Audit Committee is informed of management’s progress in responding to any audit, Supervisory Issue or Order.

•	Oversee the Corporation and/or the Bank’s efforts to comply with any Memoranda of Understanding, Written Agreement, Consent Order, Stipulation or other agreement, supervisory letter or similar action of any regulatory authority (“Order”).

C.	General

•	Meet as often as the Committee or the Committee Chairman determines, but not less than every other month.

•	As appropriate, meet separately without management or with particular members of management only in executive session.

•	Report to the full Board of Directors on the Committee’s activities at each meeting of the Board of Directors of the Corporation and the Bank.

•	Maintain minutes or other records of the Committee’s meetings and activities.

•	Form and delegate authority to subcommittees or members when appropriate.

•	Annually review the performance of the Committee.

In performing their responsibilities, Committee members are entitled to rely in good faith on information, opinions, reports or statements prepared or presented by:

•	One or more officers or employees of the Corporation or the Bank whom the Committee member reasonably believes to be reliable and competent in the matters presented;

•	Counsel, independent auditors, or other persons as to matters which the Committee member reasonably believes to be within the professional or expert competence of such person; or

•	Another committee of the Board of Directors of either the Corporation or the Bank as to matters within its designated authority which committee the Committee member reasonably believes to merit confidence.